Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Charles S. Todd, Principal Executive Officer of Wilmington Funds (the “Registrant”), certify that:

1.	The Form N-CSR/A of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 26, 2026	/s/ Charles S. Todd
Charles S. Todd
(Principal Executive Officer)

I, Robert A. DeVault Jr., Principal Financial Officer of Wilmington Funds (the “Registrant”), certify that:

1.	The Form N-CSR/A of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 26, 2026	/s/ Robert A. DeVault Jr.
Robert A. DeVault Jr.
(Principal Financial Officer)